THE IHC GROUP
Independence Holding Company

IHC Group Presentation

Strength. Vision. Stability.

THE IHC GROUP
Independence Holding Company

Strength. Vision. Stability.


Independence Holding Company
American Independence Corp.*
Madison National Life
Insurers Administrative Corporation
IndependenceCare
Independence American Insurance Company
Standard Security Life
IHC Health Solutions
Majestic Underwriters
Independent Producers of America**
Health Plan Administrators
Marlton Risk Group
GroupLink***
Risk Assessment Strategies
Actuarial Management Corporation
HealthInsurance.org

*49% owned by IHC and its affiliates
**51% owned by IHC and its affiliates
***75% owned by IHC and its affiliates

The IHC Group Snapshot

- Formed in 1980; acquired MNL in 1983
- Geneve Corporation has been controlling shareholder since inception
- NYSE:IHC
- AM Best A- (Excellent)
- $1.3B of assets
- Approximately $600M of gross premiums
- 25 year relationship with NIS

Madison National Snapshot

- Mix of Business
- Capital & Surplus

MNL Balanced Mix of Business


Stop-loss- 15%
Life & Disability- 35%
Health -25%
Dental/Vision-11%
Ordinary & Annuity - 13%

Based on gross premium percentages

MNL Statutory Capital and Surplus with AVR


$160,000,000
$140,000,000
$120,000,000
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
AVR INCLUDED
1993 1994 1995 1996 1997 1998 1999 2000 2001
2002 2003 2004 2005 2006 2007 2008

The growth rate from 1993 to 9/30/08 is 8.6%

1995	50.5
1996	58.7
1997	63.9
1998	64.3
1999	61.7
2000	71.4
2001	88.7
2002	94.7
2003	115.2
2004	139.3
2005	135.3
2006	133.7
2007	142.2
9/30/08	149.7

Table reflects Capital and Surplus plus AVR

IHC Investment Snapshot

- Investment portfolio as of 9/30/08
- Bond portfolio
- Investment highlights

IHC Investment Portfolio as of 9/30/08

Total = $807 M


32%
25%
24%
4%
3%
5%
2%
5%
Municipals
Cash and Agencies
Corporate Bonds
Preferred Stocks of Financial Institutions
Other Preferred Stock
Alt-A (AAA)
Other CMOs (AAA)
Other Investments (Primarily Policy Loans)

NAIC Bond Ratings as of 9/30/08


10.2%
0.1%
89.7%
Class 1
Class 2
Class 6

IHC Investment Highlights

- $203 million in cash & readily marketable investments
- Projected additional $50M cash in '09 from amortization and scheduled maturities
- Book value of $11.90/sh @ 9/30/08
- Overall rated AA
- No common stocks
- No direct exposure to sub-prime mortgages
- No credit default swaps
- No Fannie Mae or Freddie Mac stock

Forward-Looking Information

Certain statements and materials contained in this presentation may be considered "forward-looking statements," such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which we operate, new federal or state governmental regulation, our ability effectively to operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in our news releases and filings with the Securities and Exchange Commission.